EXHIBIT 10.4

EXHIBIT A

AMENDMENT
TO THE
MORGAN STANLEY 401(k) PLAN

Morgan Stanley Services Group Inc. (the “Company”) hereby amends the Morgan Stanley 401(k) Plan, effective as of January 1, 2022, unless otherwise stated, as follows:

1.Section 5(a)(i), Pre-Tax Contributions, of the Plan is amended to add the following language to the end thereof as follows:

“Effective January 1, 2022, each reference to 30% in the foregoing is replaced with 50%.”

2.Section 5(a)(ii), After-Tax Contributions, of the Plan is amended to add the following after the first sentence thereof:

“After-Tax Contributions. Notwithstanding the forgoing, effective as of January 1, 2022, a Participant who is a Highly Compensated Employee may make After-Tax Contributions to the Plan for any year equal to any whole percentage, as determined on an annual basis by the Company, of such Participant’s Earnings (for 2022, equal to any whole percentage from 1% to 8%) regardless of whether the Participant is making any Pre-Tax Contributions.”

3.Section 5(a) of the Plan is further amended to add a new subsection (iv) as follows:

“Maximum Deferral Percentage. Effective January 1, 2022, a Participant’s Pre-Tax, After-Tax and Catch-Up Contributions to the Plan for any year may not exceed 90% of the Participant’s Earnings for such year in the aggregate.”

4.Section 5(k)(ii) of the Plan is amended to replace the second sentence with the following:

“Effective January 1, 2022, a Participant, spousal Beneficiary or alternate payee may make an unlimited number of In-Plan Roth Rollovers per Plan Year.”

5.Section 6(a), Matching Contributions, of the Plan is amended to add the following language at the end thereof:

“Effective January 1, 2021, the Matching Contribution described herein for an eligible Participant who has Earnings of less than or equal to $275,000 for the Plan Year and who is not eligible for a Fixed Contribution as described in subsection (c) below, and who is not an Advisory Director or Senior Advisor (or equivalent title), or a Saxon employee of Morgan Stanley’s U.S. Residential Mortgage Business, as determined by the Plan Administrator, shall be increased to up to 5% of Earnings, subject to the other limitations of this subsection (a) at the discretion of the Company.”

6.Section 11(a)(i) of the Plan is amended to add the following at the end thereof:

“Effective as of January 1, 2022, a Participant may make unlimited partial distributions per calendar year.”

7.Section 11(d) of the Plan is amended to add the following at the end thereof.

Effective as of January 1, 2022, with respect to the death of a Participant on or after January 1, 2022, his or her Eligible Designated Beneficiaries, as defined below, shall be eligible to defer full distribution of their Accounts beyond the five years after the Participant’s death as required in this section (d), and instead, elect to receive minimum required distributions in a series of payments as set forth in Code Section 401(a)(9) and as provided under Section 13(a) of the Plan, using the appropriate Life Expectancy Factor. Non-eligible Designated Beneficiaries, as described below, shall be eligible to defer full distribution of their Account to no later than December 31st of the calendar year which contains the tenth anniversary of the Participant’s death. For purposes of this section (d) a “Designated Beneficiary” is any person designated by the Participant in accordance with Section 11(e). An “Eligible Designated Beneficiary” is, as of the date of Participant’s death, a Designated Beneficiary who is the Participant’s spouse, child under the age of 18, disabled and chronically ill beneficiary or any other person whose age is within ten years of the Participant’s age. A “Non-eligible Designated Beneficiary” is a Designated Beneficiary who, as of the date of the Participant’s death, is Participant’s child who is 18 years of age or older, non-spouse beneficiary who isn’t disabled or chronically ill or non-spouse beneficiary who is not within ten years of the participant’s age.

8.Section 12(b)(ii) of the Plan is amended to add the following at the end thereof:

“Effective as of January 1, 2022, a Participant may make unlimited withdrawals (other than hardship withdrawals described in Section 12(f)) per calendar year.”

9.Section 12(b) of the Plan is amended to add a new subsection (vi) to read as follows:

“Effective as of January 1, 2022, a Participant who has attained age 65 at the time of application and who is actively employed by Morgan Stanley is eligible for a withdrawal from his or her Eaton Vance Money Purchase Plan Account. For purposes of this subsection (vi), the “Eaton Vance Money Purchase Plan Account” shall mean a Participant’s account created under the Plan with amounts attributable to money pension plan contributions under the Eaton Vance Profit Sharing and Savings Plan in connection with such plan’s merger into the Plan.”

10.Section 12(b) of the Plan is amended to add the following new subsection vii at the end thereof:

“Effective January 1, 2022, amounts in a Participant’s Accounts attributable to non-Roth Rollovers and Roth Rollover shall be available for a withdrawal under the Plan in accordance with the terms of the Plan.”

11.Section 13(a)(ii)(3) is amended as follows:

“Notwithstanding the foregoing, an MS Participant described herein and for whom the entire value of his or her Accounts are otherwise required to be distributed by April 1, 2022, may defer such distribution and instead receive minimum required distributions in a series of payments as set forth in Code Section 401(a)(9)(A)(ii).”

12.Section 13(a)(iii)(2) is amended as follows:

“Notwithstanding the foregoing, effective January 1, 2022, a IIG Participant described herein and for whom the entire value of his or her Accounts are otherwise required to be distributed by April 1, 2022, shall defer distribution of the entire value of his or her Accounts under the Plan and instead receive minimum required distributions in a series of payments as set forth in Code Section 401(a)(9)(A)(ii).”

13.Appendix B, Morgan Stanley Participating Companies is amended by inserting new entries at the end thereof as follows:

“E*TRADE Financial Holdings, LLC,                January 1, 2022
E*TRADE Bank,
E*TRADE Savings Bank,
E*TRADE Securities LLC,
E*TRADE Financial Corporate Services, Inc.,

Eaton Vance Management,                    January 1, 2022
Eaton Vance Distributors, Inc.,
Eaton Vance WaterOak Advisors,
Calvert Research and Management,
Atlanta Capital Management Company LLC,
NextShares Solutions LLC
Parametric Portfolio Associates LLC.

Hyas Group LLC                        January 1, 2022”

14.Appendix B, Morgan Stanley Participating Companies is further amended by inserting the following at the end thereof:

E*TRADE. Any individual who became an Eligible Employee in connection with the merger of E*TRADE Financial Corporation, Morgan Stanley, and Moon-Eagle Merger Sub, Inc. pursuant to the Agreement and Plan of Merger dated February 20, 2020, and who was, immediately prior to becoming an Eligible Employee, an employee of E*TRADE Financial Holdings, LLC or it’s eligible predecessor, successor, subsidiaries or affiliates, including E*TRADE Bank, E*TRADE Savings Bank, E*TRADE Securities LLC, E*TRADE Financial Corporate Services, Inc. (collectively, “E*TRADE”), shall (i) become eligible to commence participation in the Plan effective January 1, 2022, and (ii) the term “Period of Service” shall include such individual’s service with E*TRADE for purposes of determining the vested percentage of such Eligible Employee’s Plan Benefit pursuant to Section 10 of the Plan. An Hour of Service as defined in Section 4(b) of the Plan shall include each hour for which a former employee of E*TRADE was paid, or entitled to payment, for the performance of services for E*TRADE.

The E*TRADE 401(k) Plan shall be merged with and into the Plan effective at the end of December 31, 2021. The contributions, benefits and other rights of Participants in the E*TRADE 401(k) Plan with respect to the period prior to such merger are determined under the terms of the E*TRADE 401(k) Plan as in effect prior to its merger with the Plan. Any person who was covered under the E*TRADE 401(k) Plan prior to its merger with the Plan and who was entitled to benefits under the provisions of the E*TRADE 401(k) Plan as in effect prior to its merger with the Plan shall continue to be entitled to the same amount of accrued benefits without change under the Plan, and such benefits under the provisions of the E*TRADE 401(k) Plan shall vest in accordance with the provisions of the E*TRADE 401(k) Plan in effect immediately prior to such merger; provided, however, that effective on December 31, 2021, for benefits with annuity starting dates beginning on or after December 31, 2021, the forms of distribution (including for these purposes, the time, manner and medium of distribution) available with respect to such accrued benefits shall be the forms of distribution available under the otherwise applicable provisions of the Plan (plus any other forms of distribution that were available under the E*TRADE 401(k) Plan immediately prior to December 31, 2021 and that may not be eliminated under Code section 411(d)(6)).

Eaton Vance. Any individual who became an Eligible Employee in connection with the Merger of Morgan Stanley, Mirror Merger Sub 1, Inc., Mirror Merger Sub 2, LLC and Eaton Vance Corp. dated October 7, 2020, and who was immediately prior to becoming an Eligible Employee, an Employee of Eaton Vance Management or its eligible predecessor, successor, subsidiaries or affiliates, including Eaton Vance Distributors, Inc., Eaton Vance WaterOak Advisors, Calvert Research and Management, Atlanta Capital Management Company LLC, NextShares Solutions LLC, and Parametric Portfolio Associates LLC (collectively, “Eaton Vance”), shall (i) become eligible to commence participation in the Plan effective January 1, 2022, and (ii) the term “Period of Service” shall include such individual’s service with Eaton Vance for purposes of determining the vested percentage of such Eligible Employee’s Plan Benefit pursuant to Section 10 of the Plan. An Hour of Service as defined in Section 4(b) of the Plan shall include each hour for which a former employee of Eaton Vance was paid, or entitled to payment, for the performance of services for Eaton Vance.

Effective at the end of December 31, 2021, the Eaton Vance Profit Sharing and Savings Plan shall be merged with and into the Morgan Stanley 401(k) Plan. Prior to such merger on December 31, 2021, the contributions, benefits, and other rights of Members who were participants in the Eaton Vance Profit Sharing and Savings Plan were determined under the terms of the Eaton Vance Profit Sharing and Savings Plan as in effect immediately prior to its merger into the Morgan Stanley 401(k) Plan. Any person who was covered under the Eaton Vance Profit Sharing and Savings Plan prior to its merger into Morgan Stanley 401(k) Plan as in effect prior to its merger into the Morgan Stanley 401(k) Plan on December 31, 2021 and who was entitled to benefits under the provisions of the Eaton Vance Profit Sharing and Savings Plan as in effect on December 31, 2021 shall continue to be entitled to the same amount of benefits without change under the Morgan Stanley 401(k) Plan; provided, however, that any amounts from the Eaton Vance Profit Sharing and Savings Plan attributable to money purchase plan contributions as previously merged into the Eaton Vance Profit Sharing and Savings Plan that are merged with and into the Morgan Stanley 401(k) Plan will not be eligible for any in-service withdrawal (except as provided in Section 13 of the Morgan Stanley 401(k) Plan), hardship withdrawal or loan under the Morgan Stanley 401(k) Plan and such other restrictions as may be required by law shall apply to such amounts.

Furthermore, a participant in the Eaton Vance Profit Sharing and Savings Plan prior to its merger into the Morgan Stanley 401(k) Plan as of December 31, 2021 will be entitled to receive his accrued benefits under the Eaton Vance Profit Sharing and Savings Plan as of December 31, 2021 pursuant to any benefit payment option available under the Eaton Vance Profit Sharing and Savings Plan prior to its merger into the Morgan Stanley 401(k) Plan as of December 31, 2021, subject to any spousal consent requirements as may be required under the Eaton Vance Profit Sharing and Savings Plan and under the Code; provided, however, that in the case of a participant in the Eaton Vance Profit Sharing and Savings Plan the only joint and survivor annuity options available will be a joint and 50% survivor annuity, joint and 75% survivor annuity, and a joint and 100% survivor annuity.

Effective for annuity starting dates on or after January 1, 2022, the benefit forms available under the Morgan Stanley 401(k) Plan to any persons who were participants in the Eaton Vance Profit Sharing and Savings Plan as of December 31, 2021 shall be limited to the benefit forms that are available under the Morgan Stanley 401(k) Plan and shall not include benefit forms that were formerly available under the Eaton Vance Profit Sharing and Savings Plan, except for any such benefit forms as may be required to be provided by law.

Hyas Group, LLC. Any individual who became an Eligible Employee in connection with the acquisition of Hyas Group, LLC pursuant to the Unit Purchase Agreement dated effective as of the 30th day of June, 2021 among The Members of Hyas Group, LLC and Hyas Group and Morgan Stanley Domestic Holdings, Inc., and who was, immediately prior to becoming an Eligible Employee, an employee of Hyas Group, LLC (“Hyas”), shall (i) become eligible to commence participation in the Plan effective January 1, 2022, and (ii) the term “Period of Service” shall include such individual’s service with Hyas for purposes of determining the vested percentage of such Eligible Employee’s Plan Benefit pursuant to Section 10 of the Plan. An Hour of Service as defined in Section 4(b) of the Plan shall include each hour for which a former employee of Hyas was paid, or entitled to payment, for the performance of services for Hyas.

The Hyas Group 401(k) Profit Sharing Plan shall be merged with and into the Plan effective at the end of December 31, 2021. The contributions, benefits and other rights of Participants in the Hyas Group 401(k) Profit Sharing Plan with respect to the period prior to such merger are determined under the terms of the Hyas Group 401(k) Profit Sharing Plan as in effect prior to its merger with the Plan. Any person who was covered under the Hyas Group 401(k) Profit Sharing Plan prior to its merger with the Plan and who was entitled to benefits under the provisions of the Hyas 401(k) Plan as in effect prior to its merger with the Plan shall continue to be entitled to the same amount of accrued benefits without change under the Plan, and such benefits under the provisions of the Hyas Group 401(k) Profit Sharing Plan shall vest in accordance with the provisions of the Hyas Group 401(k) Profit Sharing Plan in effect immediately prior to such merger or, if sooner, in accordance with the provisions of this Plan; provided, however, that effective on December 31, 2021, for benefits with annuity starting dates beginning on or after December 31, 2021, the forms of distribution (including for these purposes, the time, manner and medium of distribution) available with respect to such accrued benefits shall be the forms of distribution available under the otherwise applicable provisions of the Plan (plus any other forms of distribution that were available under the Hyas Group 401(k) Profit Sharing Plan immediately prior to December 31, 2021 and that may not be eliminated under Code section 411(d)(6)).”

* * * * * * * * *

    IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf as of this __1__ day of _December , 2021.

MORGAN STANLEY SERVICES GROUP INC.

By:    /s/ Mandell Crawley__________

Title:    Chief Human Resources Officer